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                                                                      Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of ALZA Corporation of our report dated February 17, 1995, included in the 1994 Annual Report to Stockholders of ALZA Corporation.

Our audits also included the consolidated financial statement schedule of ALZA Corporation listed in Item 14(a). This schedule is the responsibility of ALZA's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-53671 and Forms S-8 No. 2-92629, No. 2-97422,
No. 33-21810, No. 2-83419, No. 2-77785, No. 2-97421, No. 33-36141, No. 33-49824
and No. 33-51890) and in the related Prospectuses, of our report dated
February 17, 1995 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) of ALZA Corporation for the year ended December 31, 1994.

                                        Ernst & Young LLP


Palo Alto, California
March 30, 1995


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